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                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Seaboard Savings Bank, Inc. SSB

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of United Carolina Banchares Corporation of our report on the consolidated financial statements included in the 1994 Annual Report of Seaboard Savings Bank, Inc. SSB dated January 16, 1995 and to the reference to our firm under the heading of "Experts" in the Prospectus/Proxy Statement. Our report refers to a change in the method of accounting for investments in 1994.



                                         [Signature of McGladrey & Pullen, LLP]

Raleigh, North Carolina
October 31, 1995

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